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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report:                     October 15, 1995

                             HEALTHSOUTH Corporation

                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                   1-10315               63-0860407
       ------------------             ---------             ------------
        (State or Other              (Commission          (I.R.S. Employer
 Jurisdiction of Incorporation       File Number)         Identification No.)
       or Organization)

   Two Perimeter Park South
     Birmingham, Alabama                                   35243
  ----------------------------                         -------------
    (Address of Principal                               (Zip Code)
     Executive Offices)

           Registrant's Telephone Number,             (205) 967-7116
                Including Area Code:

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Item 5.           OTHER EVENTS

       On October 15, 1995, HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement with Caremark International Inc., a Delaware corporation, pursuant to which HEALTHSOUTH will purchase all of the issued and outstanding shares of the capital stock of CareMark Orthopedic Services, Inc., a Delaware corporation, for a cash purchase price of $127,500,000. As a result of the acquisition, which will be accounted for as an asset purchase, the Company will acquire more than 120 outpatient rehabilitation centers in 13 states. The consummation of the transaction is subject to the expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act, and to certain other regulatory approvals. Subject to such approvals, the transaction is expected to close by the end of 1995, or as soon as practicable after the receipt of such approvals.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.      Form  of  press   release   issued   by   HEALTHSOUTH
                           Corporation in connection with the above-described transaction.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:              October 30, 1995

                                   HEALTHSOUTH Corporation

                                   By         /s/ ANTHONY J. TANNER
                                     -----------------------------------------
                                              Anthony J. Tanner
                                    Executive Vice President - Administration
                                              and Secretary
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